Exhibit 99.1

JON L.R DALBERG (State Bar No. 128259)
RODGER M. LANDAU (State Bar No. 151456)
ROYE ZUR (State Bar No. 273875)	FILED & ENTERED
LANDAU GOTTFRIED & BERGER LLP 1801 Century Park East, Suite 700 Los Angeles, California 90067 Telephone: (310) 557-0050	AUG 23 2013
Facsimile: (310) 557-0056	CLERK U.S. BANKRUPTCY COURT
jdalberg@lgbfirm.com	Central District of California
rlandau@lgbfirm.com	BY evangeli DEPUTY CLERK
rzur@lgbfirm.com

Counsel for Debtor and Debtor-in-Possession First Regional Bancorp.	CHANGES MADE BY COURT

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

LOS ANGELES DIVISION

In re	Case No. 2:12-bk-31372- ER

FIRST REGIONAL BANCORP	Chapter 11

Debtor and	ORDER CONFIRMING DEBTOR’S
Debtor-in-Possession	SECOND AMENDED CHAPTER 11
LIQUIDATING PLAN

	Date:	May 23, 2013
	Time:	10:00 a.am.
	Place:	Courtroom 1568
255 East Temple Street
Los Angeles, CA 90012

	Judge:	Hon. Ernest M. Robles

On May 23, 2013, the Court held a hearing (“Confirmation Hearing”) regarding the confirmation of the First Amended Chapter 11 Liquidating Plan Dated as of March 18, 2013 (Docket No. 194], as modified on the record of the Confirmation Hearing (the “FAP”), proposed by First Regional Bancorp., debtor and debtor in possession (“FRB” or “Debtor”) in the captioned case (“Bankruptcy Case”) under chapter 11 of title 11 of the United States Code, (the “Bankruptcy Code”).

At the Confirmation Hearing, the Court required Debtor and Wilmington Trust Company to confer and agree upon the language of the confirmation order and related modifications to the FAP. Debtor and Wilmington Trust have agreed upon the form and language of the Confirmation Order, Findings of Fact and Conclusions of Law, Second Amended Chapter 11 Liquidating Plan (the “Plan”), and Liquidating Trust Agreement that are attached as Exhibits B, C, D, and E to the Motion of Wilmington Trust Company Concerning Form of Plan and Liquidating Trust Agreement. D.E. 251. In addition, the Court has reviewed the briefs submitted by the parties regarding the proposed revisions of Debtor and VM Financial Restructuring Consulting Company (“VM Financial”), see D.E. 251 and 252, and finds that the proposed revisions constitute plan modifications that can only be approved in accordance with 11 U.S.C. § 1127(b).

The Court therefore denies Debtor’s request to make the revisions. See Exhibit F, G, to the Motion of Wilmington Trust Company Concerning Form of Plan and Liquidating Trust Agreement. The Court hereby approves and confirms the Plan and Liquidating Trust Agreement attached as Exhibits “D” and “E” to the Motion of Wilmington Trust Company Concerning Form of Plan and Liquidating Trust Agreement.

~~A copy of the FAP, as so modified and entitled the “Second Amended Chapter 11 Liquidating Plan” (the “Plan1”), is attached as Exhibit “A” to the Court’s Findings of Fact and Conclusions of Law Re: Confirmation of Second Amended Chapter 11 Liquidating Plan (“Findings”), entered concurrently herewith.~~

The record of the Confirmation Hearing reflects all appearances that were made by counsel

1 Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Plan.

and parties in interest.

The Court, having reviewed and considered:

•         the Plan;

•        the Disclosure Statement in Support of Debtor’s First Amended Chapter 11 Liquidating Plan (Docket No. 153) (“Disclosure Statement”), as approved by this Court’s Order entered on July 24, 2012 (Docket No. 159) (the “Solicitation Order”);

•        Wilmington Trust Company’s: (1) Initial Objection to Confirmation of Debtor’s First Amended Chapter 11 Liquidating Plan and (2) Renewed Motion to Convert (Docket No. 177) (“Initial Objection”);

•        the Debtor’s Motion To Strike And Response To Wilmington Trust Company’s (1) Initial Objection To Confirmation Of Debtor’s First Amended Chapter 11 Liquidating Plan And (2) Renewed Motion To Convert (Docket No. 190) (“Strike Motion”) and accompanying; Declarations of Jon L.R. Dalberg and Maritza Arizaga in support thereof;

•        the Debtor’s Memorandum of Points and Authorities in Support of Confirmation of the First Amended Chapter 11 Liquidating Plan Dated as of March 18, 2013 of Debtor First Regional Bancorp (Docket No. 193) (“Confirmation Memo”) and all exhibits thereto, including the Declaration of Maritza Arizaga and accompanying voting tabulation report (“Tabulation Report”);

•        the declarations of service that relate to the Debtor’s service of the Plan, the Disclosure Statement and other Court-approved solicitation materials that the Debtor filed with the Court;

•        Wilmington Trust Company’s Supplemental Objection to Confirmation of Debtor’s First Amended Chapter 11 Liquidating Plan (Docket No. 228) (“Supplemental Objection” and, with the Initial Objection, the “Wilmington Objection”);

•        Wilmington Trust Company’s Objection to Debtor’s Motion to Strike (Docket No. 229) (“Opposition to Strike Motion”);

•        the Debtor’s Reply to Wilmington Trust Company’s Supplemental Objection to Confirmation of Debtor’s First Amended Chapter 11 Liquidating Plan (Docket No. 236)

(“Debtor’s Reply”);

•        the Declaration of Michael Zaitzeff Regarding Fact Stipulations of VM Financial Restructuring Consulting Company, LLC filed under seal with the Court (Docket No. 239);

•        the Liquidating Trust Agreement of First Regional Bancorp by and Between First Regional Bancorp, as Debtor and Debtor-in-Possession and Vikaran Ghei and Michael Zaitzeff as Co-Liquidating Trustees, attached as Exhibit “E” to the Motion of Wilmington Trust Company Concerning Form of Plan and Liquidating Trust Agreement, D.E. 251. ~~Dated                  , 2013, (Docket No.             )~~ (“Liquidating Trust Agreement”);

•        all other pleadings and evidence submitted before or at the Confirmation Hearing;

•        the record in the Bankruptcy Case; and

•        the arguments and representations of counsel at the Confirmation Hearing;

and the Court having entered its Findings, and good cause appearing therefor:

IT IS HEREBY ORDERED THAT:

A.         PLAN CONFIRMATION

1.         The Plan is approved and confirmed under section 1129 of the Bankruptcy Code. The Exhibits to the Plan and the Liquidating Trust Agreement are authorized and approved, and shall be deemed a part of the Plan, and are incorporated by this reference. The failure to reference or discuss any particular provision of the Plan in this Order shall have no effect on this Court’s approval and authorization of, or the validity, binding effect and enforceability of, such provision; and each provision of the Plan is authorized and approved and shall have the same validity, binding effect and enforceability as every other provision of the Plan, whether or not mentioned in this Order.

2.         All objections to the confirmation of the Plan that have not been stricken, withdrawn, waived or settled, and all reservations of rights pertaining to confirmation of the Plan included therein or otherwise made in any pleading, correspondence, written or oral statement, or other communication to the Bankruptcy Court, the Debtor, the United States Trustee, or other parties in interest, including the Wilmington Objection, are OVERRULED on the merits.

3.         The Strike Motion is DENIED.

B.         BINDING EFFECT OF PLAN AND CONFIRMATION ORDER

4.         The provisions of the Plan, including all documents incorporated as part of this Plan, and this Confirmation Order shall be binding under section 1141 of the Bankruptcy Code on (a) the Debtor and its Estate, (b) all Holders of Claims against the Debtor, (c) all Holders of Interests in the Debtor, (d) all other parties in interest, (e) the Liquidating Trust and the Trustees (as those terms are defined in the Liquidating Trust Agreement), and (f) any holder of an Administrative Claim, Claim against, or Interest in the Debtor, including all federal, state and local governmental entities and fiscal intermediaries thereof, whether or not such holder or entity has voted to accept or reject the Plan or has filed or is deemed to have filed a proof of Claim or Interest, made a demand for payment of any Claim, or has made an appearance in the Bankruptcy Case.

5.         In the event of any discrepancy or contradiction between the Plan and this Order, the Plan shall control.

C.         ADMINSTRATIVE EXPENSE CLAIMS BAR DATE

6.         Pursuant to Article II. B. 1. B. (1). of the Plan, requests for payment of Administrative Claims, including all Administrative Claims of Professionals incurred from the Petition Date through the Effective Date, must be filed with this Court no later than forty-five (45) days after the Effective Date. Failure to file such a request for payment of an Administrative Claim prior to the time set forth in the Plan and herein shall forever bar the Holder from asserting such Claims against the Debtor or its Estate, the property of the Debtor or the Estate, and to the extent applicable, the Liquidating Trust, and/or the property of such entities; and all such entities, to the extent applicable, shall be discharged of any obligation on such Claim or any other Claim related to such Claim.

D.         OBJECTIONS TO CLAIMS AND CLAIMS OBJECTION BAR DATE

7.         Pursuant to Article IV. B of the Plan, unless otherwise ordered by the Bankruptcy Court after notice and a hearing, on and after the Effective Date, the Trustees shall have sole responsibility and authority to the exclusion of all others (except as to the Professionals’ applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code and as to Indenture Trustee Fees), to make, File, prosecute, settle, compromise, withdraw or resolve in any manner, objections to Claims, including, but not limited to, Administrative Expenses and Priority Tax Claims, and to administer and adjust the Claims Register to, among other things, reflect any such settlements, compromises and withdrawals.

8.         Pursuant to Articles I. A. 61 and IV.B of the Plan unless otherwise extended by order of this Court, any objections to Claims shall be served and filed on or before the later of (a) 90 days after the Effective Date; or (b) 90 days after the relevant proof of Claim has been filed, except as extended by an agreement between the objecting Creditor and the Trustees or by order of the Bankruptcy Court. Unless otherwise extended by order of this Court. Claims arising from the rejection of an executory contract or lease (“Rejection Claims”) pursuant to the Plan shall be filed and served by no later than 30 days after the Effective Date, and Objections to Rejection Claims shall be filed by no later than ninety (90) days after Rejection Claims are filed.

E.         RESERVE FOR DISPUTED CLAIMS

9.         Cash which would be issued and distributed on account of holders of Disputed Claims, in the event that such Disputed Claims become Allowed Claims, shall instead be placed in the Disputed Claims Reserve maintained by the Trustees. Such Cash in the Disputed Claims Reserve will be reserved for the benefit of holders of such Disputed Claims pending determination of their entitlement thereto. Unless the Bankruptcy Court orders otherwise, the Trustees will reserve Pro Rata distributions for such Disputed Claims based upon the full amount of the Disputed Claims or, in the case of a Disputed Claim that is an Administrative Claim, Cash in the full amount of such Disputed Claim. No reserve shall be required for any Disputed Claim to the extent of any effective insurance coverage therefor. Such Cash so reserved shall be distributed by the Trustees to the holder of a Disputed Claim to the extent that such Disputed Claim becomes an Allowed Claim pursuant to a Final Order.

10.         To the extent that a Disputed Claim ultimately is disallowed or allowed in an amount less than the amount of Cash that has been reserved, the resulting surplus Cash shall be allocated among holders of Allowed Claims in the Class in which the Disputed Claim was classified as provided in the Plan.

11.        Prior to or on the Final Distribution Date, the Trustees shall make all distributions on account of any Disputed Claim that has become an Allowed Claim and remains unpaid as of the Final Distribution Date. To the extent that any portion of a Disputed Claim is not disputed, the Trustees may establish a reserve in the Disputed Claims Reserve only on account of that portion of the Disputed Claim that is in dispute and may make one or more interim Distributions on account of the portion of such Disputed Claim that is not in dispute.

F.         EXECUTORY CONTRACTS

12.        The rejection of executory contracts and unexpired leases as set forth in Article VII of the Plan is APPROVED AND ORDERED.

G.         IMPLEMENTATION PROVISIONS

13.         The form of the Liquidating Trust Agreement is APPROVED. On the Effective Date, the parties to the Liquidating Trust Agreement shall have all the rights, powers, duties, privileges, responsibilities and authority as set forth in the Plan and in the Liquidating Trust Agreement. Prior to the Effective Date, the Plan may be altered, amended, or modified solely by the Debtor, subject to all of the requirements of section 1127 of the Bankruptcy Code. After the Effective Date, the Trustees shall have the sole authority and power to alter, amend, or modify the Plan, subject to all of the requirements of section 1127 of the Bankruptcy Code.

14.        The Debtor (prior to the Effective Date) and the Trustees (after the Effective Date) without further action by any Holders of Equity Interests, stockholders, members, creditors or directors thereof, are hereby authorized to execute any documents and take such other action as is necessary to effectuate the Plan and the transactions contemplated thereunder.

15.        On the Effective Date, the then current directors and officers of the Debtor shall be deemed to have resigned from their respective positions with the Debtor and discharged from all further duties in the Bankruptcy Case.

16.        On the Effective Date, all Equity Interests in the Debtor, including all Class 7 Equity Interests, will be cancelled, annulled and extinguished, and will be deemed of no further force or effect, without any further action by any party. Entities or Persons holding such Equity Interests will retain no rights and receive no consideration on account thereof.

17.         Pursuant to Section 1146 of the Bankruptcy Code, (a) the issuance, transfer of exchange of any securities, instruments, or documents, (b) the creation of any lien, mortgage, deed of trust or other security interest, (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the revesting, transfer or sale of any real or personal property of the Debtor pursuant to, in implementation of, or as contemplated in the Plan and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded is ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

H.         APPROVAL OF COMPROMISE PURSUANT TO FED. R. BANKR. P. 9019

18.         The Debtor’s motion, in the Plan and in the Confirmation Memorandum, for approval as a compromise under Fed. R. Bankr. P. 9019, of the treatment accorded under the Plan to the Holders of Class 4 Allowed Claims, including (without limitation) the releases and exculpation given by and to the Releasing Parties and the Released Parties, as set forth in Article X of the Plan, is GRANTED, and such compromise and treatment is APPROVED.

I.         DISCHARGE, INJUNCTIONS AND RELEASES

19.         As of the Effective Date, the discharge, releases, exculpation and injunction provided for in Article X of the Plan shall be effective and binding upon all Persons and entities and are incorporated fully in this Order by this reference.

20.         Neither the Plan nor this Order shall be deemed to waive, diminish, impair, release or otherwise affect the right of the FDIC, whether in its capacity as receiver for First Regional Bank of California, or in its corporate capacity, to assert, pursue, resolve, prosecute, litigate or defend claims that it is the owner of and entitled to possess to the exclusion of all others arising from (a) any and all tax refunds now owed or payable or hereafter owed or payable or paid by any federal or state taxing authority as a result of tax returns filed by First Regional Bank, its subsidiaries or affiliates, or the consolidated tax group of which First Regional Bank is a member; (b) any claims or causes of action against any persons or entities arising from or related to the malfeasance, breaches of duties, or errors and omissions of any such persons or entities; (c) interests in financial institutions, banker bonds or insurance policies; (d) claims for refunds, reimbursement or loss under any bonds or insurance policies; and (e) any other claims asserted in the Proof of Claim that the FDIC-R filed in the Bankruptcy Case.

21.         In addition, nothing contained in the Plan or in this Order shall impair the right of any Person, including the Debtor, the Trustees, or the present or former directors and officers of the Debtor, to pursue and prosecute any claims, or to defend against, assert affirmative defenses, counterclaims or cross claims, against the FDIC or First Regional Bank, including against the FDIC as receiver of First Regional Bank.

J.         POST CONFIRMATION STATUS REPORTS

22.         In accordance with Rule 3020-1(b) of the Local Bankruptcy Rules of this Court, the Trustees shall, on or before March 27, 2014 ~~3~~, file a status report explaining what progress has been made towards consummation of the Plan. The Trustees shall serve such report on the U.S. Trustee and those parties who requested special notice in the Bankruptcy Case. A post-confirmation status conference will be held on April 10, 2014 ~~3~~ at 10:00 a.m. in Courtroom 1568, 255 East Temple Street, Los Angeles, California 90012.

K.         RETENTION OF JURISDICTION

23.        The Court reserves jurisdiction to enter appropriate orders in aid of implementation of this Order and the Plan pursuant to Bankruptcy Code section 1142, and may properly, and does,

retain jurisdiction over the matters set forth in Article IX of the Plan.

L.         MISCELLANEOUS

24.         The amounts, priorities, secured status, and classifications of Claims and Equity Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan and any applicable Order of this Court. The amounts, priorities, secured status, and classifications set forth on the ballots tendered to or returned by holders of Claims and Equity Interests in connection with voting on the Plan (a) were set forth on the ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual amount, priority, secured status, or classification of such Claims and Equity Interests under the Plan for distribution purposes, and (c) shall not be binding on, or used as evidence against the Debtor, the Liquidating Trust, or the Trustees for any purpose other than with respect to voting on the Plan.

25.         Each term and provision of the Plan is hereby deemed to be valid and enforceable pursuant its terms.

26.         As soon as practicable after the occurrence of the Effective Date, but no later than ten (10) days thereafter, the Trustees shall file and serve on (i) each holder of a Claim, and (ii) each party on the Bankruptcy Rule 2002 special notice list in the Bankruptcy Case a written notice of the occurrence of the Effective Date.

27.         The Liquidating Trust shall pay statutory fees and file reports in accordance with the Plan.

28.         The 14-day stays provided in Bankruptcy Rules 3020(e) and 6004(h) shall not apply and this Order shall become effective immediately upon entry. Any Orders of the Court that may be construed to be Findings shall be deemed to be incorporated in the Findings and have the same effect as findings of fact and conclusions of law.

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Date: August 23, 2013	/s/ Ernest M. Robles
Ernest M. Robles
United States Bankruptcy Judge